JACKSON PRIVATE WEALTH℠ (08/18)
INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (ICC17 VA790)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson® pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should be on file prior to taking a distribution. If not, the distribution may require mandatory Foreign Withholding.

Social Security Number or Tax ID Number

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address (print clearly)

First Name Middle Name Last Name

Non-Natural Owner/Entity Name (if applicable)

Physical Address Line 1 (No P.O. Boxes)

Physical Address Line 2

Physical Address City State ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City State ZIP

ICC17 VDA 795 09/17 Page 1 of 11 **V795 08/18**

LONG-TERM SMART Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint Annuitant Complete this section if Social Security Number Date of Birth (mm/dd/yyyy) different than No Joint Annuitant Joint Owner. If Joint Annuitant Country of Residence section is left blank, the Joint U.S. Citizen Yes No Sex Male Female Annuitant will default to the First Name Middle Name Last Name Joint Owner. Relationship to Primary Annuitant Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP ICC17 VDA 795 09/17 Page 2 of 11 V795 08/18

LONG-TERM SMART Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Death Benefit Benefit Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner Percentage be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form X3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP ICC17 VDA 795 09/17 Page 3 of 11 V795 08/18

LONG-TERM SMART

Annuity Type

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Year(s) and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

• For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ ______ Check In Transit $ ______ Wire $ ______

Anticipated total amount from internal transfer(s) $ ______

Anticipated total amount from external transfer(s) **to be requested by Jackson** $ ______

Anticipated total amount from external transfer(s) **to be requested by Producer/Representative or Owner (Jackson will NOT request funds)** $ ______

If Jackson is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson National Life Insurance Company® (Jackson) or any other company: (Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ______

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC17 VDA 795 09/17 Page 4 of 11 **V795 08/18**

LONG-TERM SMART

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments	
	Equity Investments	
	JNL® Multi-Manager Mid Cap	(529)
	JNL Multi-Manager Small Cap Growth	(450)
	JNL Multi-Manager Small Cap Value	(495)
	JNL S&P 500 Index	(553)
	JNL/American Funds® Balanced	(473)
	JNL/American Funds Blue Chip Income and Growth	(503)
	JNL/American Funds Growth	(587)
	JNL/American Funds Growth-Income	(506)
	JNL/BlackRock Large Cap Select Growth	(436)
	JNL/The Boston Company Equity Income	(599)
	JNL/ClearBridge Large Cap Growth	(532)

%	Traditional Investments	
	Equity Investments (cont. from previous column)	
	JNL/DFA U.S. Core Equity	(449)
	JNL/DFA U.S. Small Cap	(588)
	JNL/Franklin Templeton Founding Strategy	(538)
	JNL/Franklin Templeton Income	(430)
	JNL/Franklin Templeton Mutual Shares	(497)
	JNL/Invesco Diversified Dividend	(541)
	JNL/Invesco Small Cap Growth	(482)
	JNL/JPMorgan MidCap Growth	(435)
	JNL/The London Company Focused U.S. Equity	(600)
	JNL/Mellon Capital Dow℠ Index	(579)

%	Traditional Investments	
	Equity Investments (cont. from previous column)	
	JNL/Mellon Capital Nasdaq® 100 Index	(426)
	JNL/Mellon Capital S&P 400 MidCap Index	(458)
	JNL/Mellon Capital S&P 1500 Growth Index	(545)
	JNL/Mellon Capital S&P 1500 Value Index	(546)
	JNL/Mellon Capital Small Cap Index	(462)
	JNL/MFS Mid Cap Value	(496)
	JNL/PPM America Mid Cap Value	(417)
	JNL/PPM America Value Equity	(440)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

ICC17 VDA 795 09/17 Page 5 of 11 **V795 08/18**

LONG-TERM SMART

Premium Allocation (continued from page 5)

! Total number of allocation selections may not exceed 99.

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

%	Traditional Investments
	Equity Investments (cont. from previous page)
	JNL/T. Rowe Price Established Growth (445)
	JNL/T. Rowe Price Mid-Cap Growth (446)
	JNL/T. Rowe Price Value (472)
	JNL/Vanguard* Capital Growth (558)
	JNL/Vanguard Equity Income (559)
	JNL/Vanguard Small Company Growth (562)
	JNL/Vanguard U.S. Stock Market Index (563)
	JNL/WMC Balanced (438)
	JNL/WMC Value (476)

%	Traditional Investments
	International
	JNL/American Funds Capital Income Builder (691)
	JNL/American Funds Global Growth (586)
	JNL/American Funds Global Small Capitalization (505)
	JNL/American Funds International (507)
	JNL/American Funds New World (508)
	JNL/Causeway International Value Select (460)
	JNL/Epoch Global Shareholder Yield (591)
	JNL/Franklin Templeton Global (500)
	JNL/Franklin Templeton International Small Cap (419)
	JNL/GQG Emerging Markets Equity (539)
	JNL/Harris Oakmark Global Equity (540)
	JNL/Invesco China-India (421)

%	Traditional Investments
	International (cont. from previous column)
	JNL/Invesco International Growth (447)
	JNL/Lazard Emerging Markets (432)
	JNL/Lazard International Strategic Equity (593)
	JNL/Mellon Capital Emerging Markets Index (519)
	JNL/Mellon Capital International Index (463)
	JNL/Mellon Capital MSCI World Index (580)
	JNL/Oppenheimer Global Growth (474)
	JNL/Vanguard International (560)
	JNL/Vanguard International Stock Market Index (564)
	JNL/WCM Focused International Equity (676)

%	Traditional Investments
	Sector
	JNL/Mellon Capital Consumer Discretionary Sector (489)
	JNL/Mellon Capital Consumer Staples Sector (547)
	JNL/Mellon Capital Energy Sector (488)
	JNL/Mellon Capital Financial Sector (487)
	JNL/Mellon Capital Healthcare Sector (486)
	JNL/Mellon Capital Industrials Sector (548)
	JNL/Mellon Capital Information Technology Sector (485)
	JNL/Mellon Capital Materials Sector (549)
	JNL/Mellon Capital Real Estate Sector (551)
	JNL/Mellon Capital Telecommunications Sector (490)
	JNL/Mellon Capital Utilities Sector (554)

%	Traditional Investments
	Specialty
	JNL/DoubleLine* Shiller Enhanced CAPE* (537)
	JNL/Mellon Capital 10 X 10 (452)
	JNL/Mellon Capital European 30 (412)
	JNL/Mellon Capital Index 5 (453)
	JNL/Mellon Capital JNL 5 (493)
	JNL/Mellon Capital MSCI KLD 400 Social Index (544)
	JNL/Mellon Capital Pacific Rim 30 (413)
	JNL/Mellon Capital S&P SMid 60 (501)
	JNL/Morningstar Wide Moat Index (696)
	JNL/S&P 4 (677)
	JNL/S&P Competitive Advantage (422)
	JNL/S&P Dividend Income & Growth (423)
	JNL/S&P International 5 (570)
	JNL/S&P Intrinsic Value (424)
	JNL/S&P Mid 3 (523)
	JNL/S&P Total Yield (425)

%	Traditional Investments
	Fixed Income
	JNL/American Funds Global Bond (504)
	JNL/Crescent High Income (533)
	JNL/DoubleLine Core Fixed Income (461)
	JNL/DoubleLine Emerging Markets Fixed Income (536)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

ICC17 VDA 795 09/17 Page 6 of 11 **V795 08/18**

LONG-TERM SMART

Premium Allocation (continued from pages 5 and 6)

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments
	Fixed Income (cont. from previous page)
	JNL/DoubleLine Total Return (589)
	JNL/Franklin Templeton Global Multisector Bond (518)
	JNL/Goldman Sachs Core Plus Bond (444)
	JNL/JPMorgan U.S. Government & Quality Bond (443)
	JNL/Mellon Capital Bond Index (466)
	JNL/Neuberger Berman Strategic Income (522)
	JNL/PIMCO Income (555)
	JNL/PIMCO Investment Grade Corporate Bond (596)
	JNL/PIMCO Real Return (433)
	JNL/PPM America Floating Rate Income (556)
	JNL/PPM America High Yield Bond (491)
	JNL/PPM America Total Return (557)
	JNL/T. Rowe Price Short-Term Bond (431)
	JNL/Vanguard Global Bond Market Index (565)
	JNL/WMC Government Money Market (441)

%	Alternative Investments
	Alternative Assets
	JNL/BlackRock Global Natural Resources (498)
	JNL/First State Global Infrastructure (517)
	JNL/Heitman U.S. Focused Real Estate (693)
	JNL/Invesco Global Real Estate (494)

%	Alternative Investments
	Alternative Strategies
	JNL/AQR Large Cap Relaxed Constraint Equity (499)
	JNL/Boston Partners Global Long Short Equity (531)
	JNL/Eaton Vance Global Macro Absolute Return Advantage (590)
	JNL/FAMCO Flex Core Covered Call (592)
	JNL/JPMorgan Hedged Equity (694)
	JNL/Neuberger Berman Currency (594)
	JNL/Nicholas Convertible Arbitrage (595)
	JNL/PPM America Long Short Credit (597)
	JNL/Westchester Capital Event Driven (569)

%	Tactically Managed Strategies
	JNL iShares Tactical Moderate (583)
	JNL iShares Tactical Moderate Growth (584)
	JNL iShares Tactical Growth (585)
	JNL/BlackRock Global Allocation (509)
	JNL/FPA + DoubleLine Flexible Allocation (409)
	JNL/T. Rowe Price Capital Appreciation (598)

%	Asset Allocation
	JNL Conservative Allocation (581)
	JNL Moderate Allocation (582)
	JNL Moderate Growth Allocation (576)
	JNL Growth Allocation (577)
	JNL Aggressive Growth Allocation (578)
	JNL Institutional Alt 25 (524)
	JNL Institutional Alt 50 (525)

%	Asset Allocation (cont. from previous column)
	JNL/American Funds Moderate Growth Allocation (526)
	JNL/American Funds Growth Allocation (527)
	JNL/DFA Moderate Growth Allocation (535)
	JNL/DFA Growth Allocation (534)
	JNL/S&P Managed Conservative (571)
	JNL/S&P Managed Moderate (572)
	JNL/S&P Managed Moderate Growth (573)
	JNL/S&P Managed Growth (574)
	JNL/S&P Managed Aggressive Growth (575)
	JNL/Vanguard Moderate ETF Allocation (566)
	JNL/Vanguard Moderate Growth ETF Allocation (567)
	JNL/Vanguard Growth ETF Allocation (568)

%	Fixed Account Options
	1-Year (041)
	3-Year (043)
	5-Year (045)
	7-Year (047)

NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

ICC17 VDA 795 09/17 Page 7 of 11 **V795 08/18**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 9.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th.

- Other Systematic Investment Options may be available. Please see Systematic Investment form (V5675).

	Special Dollar Cost Averaging (DCA+)
%	($15,000 contract minimum)
	6-month (030)
	12-month (032)

If DCA+ allocation is 100%, use the Premium Allocation section below to allocate your Designated Option(s).

If DCA+ allocation is <u>less than</u> 100%, use Systematic Investment Form (V5675) to allocate your Designated Option(s).

If selected, the total number of elections in the Premium Allocation section may not exceed 98.

The 6- or 12-month DCA+ account will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional rate applies.

Optional Benefit **May not be available in all states and once selected cannot be changed.**

- **Optional Benefit: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

☐ **Return of Premium Guaranteed Minimum Death Benefit** [1] (Ages 0-80)

[1] May not be elected on beneficiary Stretches or Non-Qualified Stretches.

Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

ICC17 VDA 795 09/17 Page 8 of 11 **V795 08/18**

LONG-TERM SMART

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is:

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Important Information related to Systematic Investments:
Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

ICC17 VDA 795 09/17 Page 9 of 11 **V795 08/18**

LONG-TERM SMART Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency ICC17 VDA 795 09/17 Page 10 of 11 V795 08/18

LONG-TERM SMART Producer/Representative Acknowledgments Complete this certification I certify that: regarding sales material section I did not use sales material(s) during the presentation of this Jackson product to the applicant. only if: Your client I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. has other In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. existing policies or annuity contracts By signing this form, I certify that: AND 1. I am authorized and qualified to discuss the Contract herein applied for. Will be either 2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this terminating any transaction is suitable given the client's financial situation and needs. of those 3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly. existing policies 4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that or using the funds from this replacement (if applicable) is consistent with that position. existing policies 5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the to fund this best of my knowledge and belief. new Contract. 6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 7. I have complied with requirements for disclosures and/or replacements as necessary. Producer/Representative #1 Signature Date Signed(mm/dd/yyyy) Jackson Prod./Rep. No. First Name Middle Name Last Name Email Address (print clearly) Business Phone Number (include area code) Extension If more than one Producer/Representative is participating on this case, please provide the additional Producer/Representative names and Jackson Producer/Representative numbers for each. Producer/Representative Name #2 Jackson Producer/Representative Number Producer/Representative Name #3 Jackson Producer/Representative Number Producer/Representative Name #4 Jackson Producer/Representative Number ICC17 VDA 795 09/17 Page 11 of 11 V795 08/18